Exhibit 99.1

Blockbuster Announces Plans to Combine Class A Common Stock and Class B Common

Stock; Company Notified by NYSE of Non-Compliance with Continued Listing Standards

DALLAS, Nov. 20 PRNewswire-FirstCall — Blockbuster Inc. (NYSE: BBI, BBI.B), a leading global provider of media entertainment, today announced its Board of Directors has authorized a combination of its shares of Class A Common Stock and Class B Common Stock into a single class of shares of common stock. Blockbuster’s dual class capital structure was originally established in connection with Blockbuster’s prior ownership by Viacom. Blockbuster believes that elimination of the dual class capital structure will improve the liquidity of its common stock and end confusion regarding the differences between the two classes of common stock. The combination will be subject to obtaining the requisite stockholder approvals at Blockbuster’s annual stockholders meeting in 2010 and will not take effect until such approvals are obtained. Blockbuster’s Board of Directors may explore additional alternatives with respect to its capital structure if necessary to cure the price condition deficiency.

In addition, on Nov. 17, 2009 the Company was notified by the New York Stock Exchange (“NYSE”) that it is not currently in compliance with the NYSE’s continued listing standard that requires the average closing price of the Company’s common stock be no less than $1.00 per share over a consecutive 30 trading-day period.

Under NYSE rules, the Company has six months from the date of the notice to bring its share price and average price back to or above $1.00. During this time the Company’s common stock will continue to be listed and traded on the NYSE, subject to compliance with other NYSE continued listing requirements. If the Company has not cured the price condition deficiency by the end of the cure period, its common stock would be subject to delisting by the NYSE. In accordance with NYSE rules, Blockbuster will notify the NYSE within 10 business days from the receipt of the notice of its intent to cure the price condition deficiency.

About Blockbuster Inc.

Blockbuster Inc. is a leading global provider of rental and retail movie and game entertainment. The Company provides its customers with convenient access to media entertainment anywhere and any way they want it – whether in-store, by-mail, through vending and kiosks or digital download. With a highly recognized brand name and a library of over 125,000 movie and game titles, Blockbuster leverages its multi-channel presence to further build upon its leadership position in the media entertainment industry and to best serve the two million daily global customers and over 50 million annual global customers. The Company may be accessed worldwide at www.blockbuster.com.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may also be included from time to time in our other public filings, press releases, our website and oral and written presentations by management. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “predicts,” “targets,” “seeks,” “could,” “intends,” “foresees” or the negative of such terms or other variations on such terms or comparable terminology. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. The risk factors set forth under “Item 1A. Risk Factors” in our Annual Reports on Form 10-K and other matters discussed from time to time in our filings with the Securities and Exchange Commission, including the “Disclosure Regarding Forward-Looking Information” and “Risk Factors”

sections of our Quarterly Reports on Form 10-Q, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements. These risks and uncertainties include the Company’s ability to achieve and maintain a share price and average price at or above $1.00 per share of its common stock by the expiration of the six-month period, the Company’s failure to continue to satisfy the NYSE’s other qualitative and quantitative listing standards for continued listing, the NYSE’s right to take more immediate action in the event that the stock trades at levels that are viewed as “abnormally low” on a sustained basis or based on other qualitative factors, and the approval by the Company’s stockholders of the combination of the Class A Common Stock and Class B Common Stock. In the event that the risks disclosed in our public filings and those discussed above cause results to differ materially from those expressed in our forward-looking statements, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. Accordingly, our investors are cautioned not to place undue reliance on these forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included in this release and those included from time to time in our other public filings, press releases, our website and oral and written presentations by management are only made as of the respective dates thereof. We undertake no obligation to update publicly any forward-looking statement in this release or in other documents, our website or oral statements for any reason, even if new information becomes available or other events occur in the future.

Rule 14a-12 Legend

Blockbuster and its directors and officers may be deemed to be participants in the solicitation of proxies from Blockbuster stockholders in connection with the proposal to combine the Class A Common Stock and Class B Common Stock. Information about Blockbuster’s directors and executive officers and their ownership of Blockbuster stock is set forth in the proxy statement for Blockbuster’s 2009 Annual Meeting of Stockholders.

Investors can obtain more information when the proxy statement relating to stockholder approval of the combination of the Class A Common Stock and Class B Common Stock becomes available. This proxy statement, and any other documents filed by Blockbuster with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. Investors should read the proxy statement carefully, when it becomes available, before making any voting decision because it will contain important information.

Press Contacts:	Investor Relations Contact:
Randy Hargrove	Kellie Nugent
Senior Director, Corporate Communications	Director, Investor Relations
214.854.3190	214.854.4442

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